UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 19, 2025

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 19, 2025, the Board of Directors (the “Board”) of Berry Corporation (bry) (the “Company”) appointed Jeff Magids as Vice President, Chief Financial Officer (serving as the Company’s principal financial officer), effective January 21, 2025. Concurrently with the appointment of Mr. Magids, Michael Helm will transition from Vice President, Chief Financial Officer and Chief Accounting Officer to Vice President, Chief Accounting Officer and will continue to serve as the Company’s principal accounting officer.

Mr. Magids, 37, previously served as Vice President of Finance and Investor Relations at SilverBow Resources, Inc. (NYSE: SBOW) from March 2023 to July 2024, as Director of Finance & Investor Relations from April 2020 to February 2023 and as Senior Manager of Finance & Investor Relations from September 2018 to March 2020. At SilverBow, Mr. Magids was responsible for the finance, investor relations, treasury and risk management functions. Prior to joining SilverBow, Mr. Magids served as a Senior Associate at Lime Rock Resources from August 2013 to September 2018. Prior to joining Lime Rock Resources, Mr. Magids worked in the energy investment banking group at BMO Capital Markets where he participated in M&A advisory and financing transactions for oil and gas exploration and production companies and midstream companies. Mr. Magids started his career in the valuation advisory practice at Duff & Phelps (now Kroll). Mr. Magids received a Bachelor of Business Administration in Finance from the University of Texas at Austin and a Master of Business Administration from Rice University.

Mr. Magids will receive an annual base salary of $360,000. He is eligible to participate in the Company’s (1) annual short-term incentive cash bonus plan with a target opportunity equal to 70% of his base salary and (2) annual long-term incentive restricted stock-based plan with an expected grant date value of $375,000, with the actual amounts of such bonuses or equity awards and other terms and conditions subject to the approval of the Compensation Committee of the Company’s Board of Directors at a later date. The Company also entered into an agreement with Mr. Magids providing that upon a termination of his employment without cause (as defined in such agreement), he is eligible to receive, among other payments and benefits, (i) any earned but unpaid annual bonus for the year prior to the year in which termination occured, (ii) a pro-rated annual bonus for the year in which termination occurred based on actual performance under the established performance metrics, and (iii) severance in an amount equal to three months of his current base salary. A copy of the agreement entered into with Mr. Magids is filed herewith as Exhibit 10.1 and is incorporated herein by reference; the foregoing description is qualified in its entirety by reference to the full text of such agreement.

There are no arrangements or understandings between Mr. Magids and any other person pursuant to which he was appointed Vice President, Chief Financial Officer. Mr. Magids does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become an executive officer. There are no transactions in which Mr. Magids has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On January 21, 2025, the Company issued a press release announcing the appointment of Jeff Magids as Vice President, Chief Financial Officer and the transition of Mr. Helm to Vice President, Chief Accounting Officer. A copy of the press release is furnished with this Current Report as Exhibit 99.1, and is incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1, is being “furnished” and shall not be deemed to be “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Key Employee Agreement by and between Berry Corporation (bry) and Jeff Magids, dated January 21, 2025
99.1	Press Release dated January 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2025

Berry Corporation (bry)

By:	/s/ Jordan D. Scott
Jordan D. Scott
Vice President, General Counsel and Corporate Secretary